Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2022 relating to the financial statements of Vista Gold Corp. (the “Company”), which appears in the Company’s Form 10-K, as filed with the United States Securities and Exchange Commission on February 24, 2022.

/s/ Plante & Moran, PLLC

Plante & Moran, PLLC

Denver, CO

September 2, 2022